                                                                      Exhibit 21


                          Subsidiaries of Registrant


The following is a list of all of the registrant's direct and indirect subsidiaries, state of incorporation or organization and the percentage ownership by Heartland of each.

Name of Subsidiary                                          State                      Ownership
------------------                                          -----                      ---------
    CMC Heartland Partners                                  N/A                            99.99%

    Heartland Development Corporation                       Delaware                         100%

    CMC Heartland Partners I, Limited Partnership           Delaware                          (a)

    CMC Heartland Partners II, LLC                          Delaware                          (b)

    CMC Heartland Partners III, LLC                         Delaware                          (b)

    CMC Heartland Partners IV, LLC                          Delaware                          (b)

    CMC Heartland Partners V, LLC                           Delaware                          (b)

    CMC Heartland Partners VI, LLC                          Delaware                          (b)

    CMC Heartland Partners VII, LLC                         Delaware                          (b)

    CMC Heartland Partners VIII, LLC                        Delaware                          (b)

    Lifestyle Communities, Ltd.                             Delaware                          (b)

    Lifestyle Construction Company, Inc.                    Delaware                          (b)


(a) CMC Heartland Partners I is owned by CMC Heartland Partners as sole limited partner and Heartland Development Corporation as sole general partner.

(b) CMC Heartland Partners II, III,VI, V, VI, VII, VIII and Lifestyle Communities, Ltd. and Lifestyle Construction Company, Inc. are all 100% owned by CMC Heartland Partners.

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